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                                                                    Exhibit 4.68

  FIRST AMENDMENT FOR PROCUREMENT AND INSTALLATION ON CDMA 2000-IX EQUIPMENT IN
    DIVRE V EAST JAVA NO. K.TEL. 179/HK.910/ITS-00/2006, DATED 1 AUGUST 2006

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The Parties:            1.   TELKOM; and

                        2.   SAMSUNG Consortium ("Consortium").

Preceding Agreement:    Main Agreement No. K.TEL.107/HK.910/ITS-00/2006.

Transfer of Right and
Obligation:             TELKOM transfers all rights and obligations in the main
                        agreement to the Consortium. Nevertheless the contractual single responsibility of the result of works cause of the execution of the main agreement and the amendment is still at the hand of the Consortium.

Payment:                Payment shall be made by TELKOM through direct transfer.
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